EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We have issued out report dated March 4, 2004, accompanying the consolidated financial statements included in the Annual Report of EP Medsystems, Inc. on form 10-KSB for the year ended December 31, 2003, which is incorporated by reference in this registration statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


         /s/ Grant Thorton LLP
         Philadelphia, Pennsylvania
         October 29, 2004